EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm in the headnote to Item 6.—Selected Financial Data and to the incorporation by reference in the following registration statements (and any amendments thereto) of our reports dated March 7, 2006, with respect to the consolidated financial statements and schedule of Sirius Satellite Radio Inc. and Subsidiaries, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Sirius Satellite Radio Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2005:

      Registration Statements (Form S-8 No. 333-125118, 333-119479, No. 333-81914, No. 333-74752, No. 333-65473, No. 333-15085, No. 33-95118, No. 33-92588, No. 333-31362, No. 333-62818, No. 333-81914, No. 333-100083, No. 333-101515, No. 333-106020 and No. 333-111221) pertaining to the Sirius Satellite Radio Inc. 401(k) Savings Plan and Registration Statements (Form S-3 No. 333-130949, No. 333-127169, No. 333-115695, No. 333-64344, No. 333-65602, No. 333-52893, No. 333-85847, No. 333-86003, No. 333-10446 and No. 333-108387).

/s/ Ernst & Young LLP

New York, New York
March 7, 2006